Exhibit 1


[GRUBB & ELLIS LOGO]                                               MEDIA RELEASE



FOR IMMEDIATE RELEASE                CONTACT:  Greg Sherwood
                                               303.572.5592, 303.898.0406 (cell)


                 GRUBB & ELLIS COMPANY ANNOUNCES RESIGNATION OF
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER


NORTHBROOK, IL (March 17, 2003) -- Grubb & Ellis Company (OTC Bulletin Board:
GBEL), one of the leading providers of integrated real estate services, today announced that its President and Chief Executive Officer, Barry M. Barovick, has resigned to pursue other opportunities.

     "We were fortunate to have Barry join the Company in 2001. We appreciate his efforts during his tenure and we wish him success in his future endeavors, " Reuben Leibowitz, former Chairman and current Board member, said on behalf of the Company.

     By combining the collective resources of more than 8,000 people in over 200 offices in 31 countries, Grubb & Ellis is one of the world's leading providers of integrated real estate services. The company provides a full range of real estate services, including transaction, management and consultative services, to users and investors worldwide through its domestic offices and affiliates, global strategic alliances with Knight Frank, one of the leading property consulting firms in Europe, Africa and Asia Pacific, and an affiliation with Canada's Avison Young. For more information, visit the company's Web site at www.grubb-ellis.com.

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